UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

January 10, 2011 (January 4, 2011)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703		(608) 443-1600
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements with Chief Executive Officer and Chief Technology Officer

The Board of Directors (the “Board” or the “Directors”) of Sonic Foundry, Inc. (the “Company”) recently initiated a corporate governance review. It includes a review of the length of the term (currently five years) for which each director will be elected at each election. The Board will continue to discuss the topic of governance both at meetings of the Board and outside of Board meetings. Regarding the Company’s executive employment agreements, the Board has decided to pursue new employment agreements with Rimas Buinevicius, the Company’s Chief Executive Officer, and Monty Schmidt, the Company’s Chief Technology Officer for reasons that include making the employment agreements with Messrs. Buinevicius and Schmidt consistent with customary practice in the industry. Accordingly, on January 4, 2011, the Company notified Messrs. Buinevicius and Schmidt that it will not renew their existing employment agreements. The existing employment agreements will expire by their terms on March 31, 2011. The Board is entering into active negotiations with Messrs. Buinevicius and Schmidt in connection with new employment agreements for these executives.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Press release dated January 10, 2011 regarding corporate governance review.

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Press release dated January 10, 2011 regarding corporate governance review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

January 10, 2011	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer